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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2013 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in the Annual Report of El Paso Pipeline Partners, L.P. and its subsidiaries on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Houston, Texas
March 22, 2013

PricewaterhouseCoopers LLP, 1201 Louisiana, Suite 2900, Houston, TX 77002-5678
T: (713) 356 4000, F: (713) 356 4717, www.pwc.com/us

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM